   As filed with the Securities and Exchange Commission on December 3, 1998.

                                Registration No.



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                               JAKKS PACIFIC, INC.
               (Exact name of issuer as specified in its charter)

       Delaware                                            95-4527222
(State or other jurisdic-                               (I.R.S. Employer
  tion of incorporation                                 Identification No.)
    or organization)


                           22761 Pacific Coast Highway
                            Malibu, California 90265
                    (Address of principal executive offices)




                 JAKKS PACIFIC, INC. THIRD AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)



                                 JACK FRIEDMAN
                      Chairman and Chief Executive Officer
                               JAKKS Pacific, Inc.
                           22761 Pacific Coast Highway
                            Malibu, California 90265
                                 (310) 456-7799
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                              MURRAY L. SKALA, ESQ.
               Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                              750 Lexington Avenue
                            New York, New York 10022



        Approximate date of commencement of proposed sale to the public:
                           From time to time after the
                    Registration Statement becomes effective.




                         CALCULATION OF REGISTRATION FEE



                                                     PROPOSED          PROPOSED
  TITLE OF                                           MAXIMUM           MAXIMUM
SECURITIES                 AMOUNT                    OFFERING          AGGREGATE                 AMOUNT OF
  TO BE                    TO BE                     PRICE             OFFERING                  REGISTRATION
REGISTERED                 REGISTERED                PER SHARE         PRICE                     FEE


Common Stock               500,000(1)                $9.375            $4,687,500(2)              $1,383.00
($.001 par                 shares
 value)


------

(1) Represents shares underlying the Company's Third Amended and Restated 1995 Stock Option Plan (the "Plan") for which no registration statement has been filed.

(2) Estimated solely for purposes of calculating the registration fee on the basis of the product resulting from multiplying 500,000 shares of Common Stock by $9.375, the average of the high and low prices of the shares of Common Stock on the Nasdaq National Market on December 2, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-52205), FILED WITH THE COMMISSION ON MAY 8, 1998, ARE HEREBY
               INCORPORATED BY REFERENCE, EXCEPT AS REVISED BELOW.

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by JAKKS Pacific, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration
Statement:

                  (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

                  (b) The Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

                  (c) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, filed March 29, 1996 and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

                  The legality of the Common Stock included in this Prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, New

York, New York. Murray L. Skala, a partner in such firm is a director of the Company and, as of the date of this Registration Statement, holds options to purchase 52,950 shares of Common Stock and owns 26,124 shares of Common Stock.


ITEM 8.           EXHIBITS.


NUMBER            DESCRIPTION OF EXHIBIT



4.1               JAKKS Pacific, Inc. Third Amended and Restated 1995 Stock Option Plan (1)

5.1*              Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP

23.1*             Consent of Pannell Kerr Forster, Certified Public Accountants, a Professional
                  Corporation

23.2*             Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP (contained in Exhibit 5)
----------

*        Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on June 25, 1998, and incorporated herein by reference.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu and State of California on the 3rd day of December, 1998.

                               JAKKS PACIFIC, INC.

                               By:       /s/ Jack Friedman
                                         ------------------------------------
                                         Jack Friedman
                                         Chief Executive Officer and Chairman




             SIGNATURE                             Title                                       Date

/s/ JACK FRIEDMAN                    Chief Executive Officer and Chairman                December 3, 1998
Jack Friedman                        (Principal Executive Officer)

/s/ STEPHEN G. BERMAN                Chief Operating Officer,                            December 3, 1998
---------------------
Stephen G. Berman                    President, Secretary and Director

/s/ JOEL M. BENNETT                  Chief Financial Officer                             December 3, 1998
-------------------
Joel M. Bennett                      (Principal Financial Officer and
                                     Principal Accounting Officer)

/s/ MICHAEL G. MILLER                Director                                            December 3, 1998
---------------------
Michael G. Miller

/s/ MURRAY L. SKALA                  Director                                            December 3, 1998
-------------------
Murray L. Skala

s/ ROBERT E. GLICK                   Director                                            December 3, 1998
------------------
Robert E. Glick


                                    EXHIBITS.



NUMBER            DESCRIPTION OF EXHIBIT


4.1               JAKKS Pacific, Inc. Third Amended and Restated 1995 Stock Option Plan (1)

5.1*              Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP

23.1*             Consent of Pannell Kerr Forster, Certified Public Accountants, a Professional
                  Corporation

23.2*             Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP (contained in Exhibit 5)
----------


*        Filed herewith.

(1) Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on June 25, 1998, and incorporated herein by reference.